EXHIBIT 10.1

                        STOCK OPTION AGREEMENT UNDER THE
     INFOCROSSING, INC. 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


THIS AGREEMENT, made as of this 21st day of January 2005, by and between INFOCROSSING, INC., formerly Computer Outsourcing Services, Inc., a Delaware corporation with its principal office at 2 Christie Heights Street, Leonia, New Jersey, 07605 (the "Company") and Zach Lonstein (including permitted assignees, the "Optionee"), as defined in the Infocrossing, Inc. 2002 Stock Option and Stock Appreciation Rights Plan, as amended.

                              W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the "Board") and the Options and Compensation Committee of the Board determined that the Optionee should be able to purchase shares of the Company's common stock on terms which mirror the terms of options the Optionee had given at $25 per share on 750,000 shares of the Company's Common Stock owned by him (each such option shall be referred to as a "Purchaser Call" and collectively as the "Purchasers' Calls") to those purchasers (including their successors and assigns) under that certain Securities Purchase Agreement dated as of April 7, 2000 between the Company and such purchasers;

WHEREAS, any unexercised Purchaser Call shall expire on May 10, 2007 except to the extent that the exercise of any such Purchaser Call requires notification to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in which case, the exercise period shall be extended as provided in such Purchaser Call;

WHEREAS, on March 7, 2002, the Board adopted a resolution, subject to stockholder approval, to establish the Infocrossing, Inc. 2002 Stock Option and Stock Appreciation Rights Plan (the "Plan");

WHEREAS, on June 25, 2002, the stockholders of the Company approved and adopted the Plan; and

WHEREAS, the Plan has been amended by the Board and the Stockholders;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Subject and pursuant to the terms and conditions hereinafter set forth and all terms and conditions of the Plan, a copy of which is annexed hereto as Exhibit A and made a part hereof as though set forth fully herein, the Company agrees to and does hereby grant to the Optionee the right and option (the "Option") to purchase an aggregate of 750,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), to be issued as provided in the Plan at the price of $25.00 per share.

2. Notwithstanding anything to the contrary, the Option is fully vested and shall be immediately exercisable as of the date of this Agreement and may be exercised or transferred in accordance with Sections 6(a) and 9 of this Agreement, in whole or in part, at any time prior to May 11, 2008 without regard to any termination of the Optionee's employment with the Company. During the period after May 10, 2007 and before April 28, 2008, upon 14 days written notice, the Board, or a Committee appointed by the Board, may require the Option to be exercised in full and failure to do so would result in the expiration of the Option at the end of the last day of the notice period. If all of the unexercised Purchasers' Calls do not expire on May 10, 2007, the number of shares of Common Stock exercisable pursuant to the Option shall be reduced by the number of shares of Common Stock available for purchase pursuant to any expired Purchaser Call, until all of the Purchasers' Calls expire.

3. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

4. The Option granted in this Option Agreement may be exercised in whole or in part as provided in the Plan by the Optionee's delivering or mailing to the Company written notice of exercise in the form prescribed by the Board or by a Committee appointed by the Board to administer the Plan, if any, duly signed by the Optionee. Such exercise shall be effective upon (a) receipt of such written notice by the Company and (b) payment in full to the Company of the purchase price upon the exercise of the Option.

5. Any exercise of the Option shall be made by the delivery by the Optionee (or his personal representative) of written notice of such exercise to the Company at its principal office at 2 Christie Heights Street, Leonia, NJ 07605, or such other place as the Company may designate from time to time, stating the number of shares of Common Stock with respect to which the Option is being exercised and payment in full to the Company of the purchase price of the Option. The purchase price for the exercise of the Options may be paid in cash; if allowed by the Board, in shares of Common Stock having a fair market value equal to the purchase price of the Option; or any combination of the foregoing. The Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of shares of Common Stock with respect to which the Option is being exercised against delivery of (i) a written certificate of the Optionee (or his personal representative, as the case may be) to the effect that he is purchasing such shares for investment and not with a view to the sale or distribution of any such shares and (ii) such other certificates, representations and agreements of the Optionee (or his personal representative, as the case may be) as may be required under the Plan or as the Company shall also require in order that the Company be reasonably assured that the issuance, delivery and disposition of such shares are being and will be effected in compliance with the Securities Act of 1933, as amended (the "Act"), the Rules and Regulations thereunder, other applicable law, and the rules of each stock exchange upon which the shares of Common Stock are listed, if any; provided, however, that if the offer and sale of shares of Common Stock upon exercise of options granted under the Plan is registered under the Act, the Optionee (or his personal representative, as the case may be) need not furnish the certificate described in clause (i) of this sentence. Certificates evidencing shares of Common Stock issued upon exercise of the Option may contain such legends reflecting any restrictions upon transfer of the shares evidenced thereby as in the opinion of counsel to the Company may be necessary to the lawful and proper issuance of such certificates. In the event of any failure to take and pay for the number of shares of Common Stock specified in the notice of exercise on the date stated therein, the Option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares of Common Stock subject to the Option as to which exercise has not yet been made. Delivery of the shares of Common Stock may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

6. In addition to and in furtherance of the provisions of the Plan, the following terms and conditions shall apply to the exercise of the Option:

     a) The Option shall not be transferable otherwise than (i) by will or by the laws of descent and distribution; (ii) in satisfaction, in whole or part, of a Purchaser Call (any transfer described in (i) or (ii) shall be referred to as an "Allowable Transfer") or (iii) as otherwise permitted, in whole or part, by the advance written consent, not to be unreasonably withheld, of the Board, or by a Committee appointed by the Board, if any, at the time of any proposed transfer other than an Allowable Transfer. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

     b) The Option shall expire and all rights thereunder shall end upon expiration of all of the Purchasers' Calls .

     c) If the Optionee dies within a period during which the Option could have been exercised or transferred by him, the Option may, subject to the provisions of Section 9, be exercised or transferred after his death -by those entitled under his will or the laws of descent and distribution, but only if and to the extent the Option was exercisable or transferable by him immediately prior to his death.

7.   The Optionee shall abide by all the terms and conditions of the Plan.

8. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable upon the exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered to the Optionee (or his legal representative).

9. Except (i) in the case of an Allowable Transfer or (ii) as otherwise permitted by the advance written consent, not to be unreasonably withheld, of the Board, or by a Committee appointed by the Board, if any, at the time of any proposed transfer, in whole or part, other than an Allowable Transfer, the Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. All payments to an Optionee, or to his or her legal representative, shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Optionee may be required to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to an Option or its exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.



Dated as of January 21, 2005                  INFOCROSSING, INC.


ATTEST:
/s/ NICHOLAS J. LETIZIA                       By: /s/ ROBERT B. WALLACH
----------------------------                      --------------------------
Nicholas J. Letizia                               Robert B. Wallach
SVP, Secretary & General Counsel                  Vice-Chairman, President &
                                                     Chief Operating Officer

The Optionee hereby acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof and the terms and provisions of this Option Agreement dated January 21, 2005 for 750,000 shares of the Company's Common Stock, and the Optionee hereby accepts the Option subject to all the terms and provisions thereof and herein. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee appointed by the Board, if any, upon any questions arising under the Plan. The Optionee hereby authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him, any taxes required to be withheld by federal, state or local law as a result of the exercise of any part of the Option.



Dated as of January 21, 2005                  /s/ ZACH LONSTEIN
                                              ---------------------------
                                              Zach Lonstein